Exhibit 99.1

1st Mariner Bancorp Reports Third Quarter 2012 Results

Baltimore, MD (October 31, 2012) — 1st Mariner Bancorp (OTCBB: FMAR), parent company of 1st Mariner Bank, reported net income of $7.9 million for the third quarter of 2012, compared to a net loss of $7.9 million for the third quarter of 2011. For the nine months ended September 30, 2012, net income was $15.4 million compared to a loss of $26.3 million for the nine months ended September 30, 2011.

Mark A. Keidel, 1st Mariner’s Chief Executive Officer, said, “Our positive momentum in earnings continued as we experienced improvements in operating results across all segments of operating performance measures.  A record number of mortgage originations during the quarter and for the first nine months of 2012 drove a 110% increase in non-interest income in the third quarter of 2012. While mortgage led the way in operating performance improvement for the third quarter, we also experienced higher net interest income, lower charge offs and credit related expenses, and reduced operating expenses.”

Mr. Keidel added, “Along with the improved financial performance, 1st Mariner successfully consolidated administrative units in its Canton headquarters in the third quarter which will reduce future occupancy costs and recently completed a successful conversion of its data processing platform that will enhance customer capabilities and improve back office efficiencies. These initiatives required extraordinary commitment and skill from our employees, and lay the groundwork for improved customer service and lower operating costs.”

Mr. Keidel continued, “Our improved profitability has increased our regulatory capital ratios, but these ratios remain below the levels required by regulatory orders and we continue to work diligently to increase capital to levels required in our regulatory agreements.”

Net interest income for the third quarter of 2012 was $8.1million compared to $7.1million in the third quarter of 2011. While the net interest margin decreased to 3.01% in the third quarter of 2012, compared to 3.13% in the third quarter of 2011, higher balances of mortgage loans held for sale resulted in higher net interest income. The decrease in net margin was due to a higher mix of residential mortgages held for sale. For the three months ended September 30, 2012, the average rate earned on residential mortgage warehouse loans was 3.54% and for the three months ended September 30, 2011, the rate was 4.88%. Other loan categories also saw their yields decrease too as the overall interest rate environment has remained low. The average interest rate earned on all loans was 5.24% for the three months ended September 30, 2012 compared to 5.48% for the three months ended September 30, 2011. The decrease in the yield on loans was partially offset by decreases in rates paid on deposits. Interest expense on deposits was $2.9 million for the three months ended September 30, 2012 compared to $3.6 million for the three months ended September 30, 2011. The average rate paid on deposits decreased to 1.17% for the three months ended September 30, 2012, down from 1.64% for the three months ended September 30, 2011. The largest decrease in the rates paid on deposits was in the certificate of deposit category. The average rate paid on certificates of deposit was 1.36% for the three months ended September 30, 2012, down from 1.96% for the three months ended September 30, 2011.

Gross interest income was $11.9 million for the three months ended September 30, 2012 versus $11.7 million in the same period of 2011. Although the average yield on earning assets decreased to 4.47% for the three months ended September 30, 2012 from 5.14% for the three months ended September 30, 2011, the growth in the volume of residential mortgage loans held for sale contributed to the overall increase in interest income for the three months ended September 30, 2012. Average residential mortgage loans held for sale were $320.9 million for the three months ended September 30, 2012 versus $73.3 million for the three months ended September 30, 2011. Total average earning assets were $1.1 billion and $897.3 million for the three months ended September 30, 2012 and 2011, respectively.

For the nine months ended September 30, 2012, net interest income was $22.9 million compared to $20.6 million for the nine months ended September 30, 2011. The net interest margin was 3.08% for the nine months ended September 30, 2012 versus 2.94% for the same period in 2011. The increase was due to the higher volume of residential mortgage loans held for sale and lower interest rates paid on deposits. The average interest rate paid on deposits was 1.27% for the nine months ended September 30, 2012 versus 1.74% for the nine months ended September 30, 2011. Interest expense on deposits was $8.9 million for the nine months ended September 30, 2012 compared to $12.2 million for the nine months ended September 30, 2011.

Gross interest income was $34.7 million for the nine months ended September 30, 2012 versus $35.5 million in the same period of 2011. Lower levels of portfolio loans were the primary cause of the decrease. Average portfolio loans were $671.7 million for the nine months ended September 30, 2012 versus $762.9 million for the nine months ended September 30, 2011. Average residential mortgage loans held for sale were $234.2 million for the nine months ended September 30, 2012 compared to $65.3 million for the nine months ended September 30, 2011. Total average earning assets were $981.8 million and $921.6 million for the nine months ended September 30, 2012 and 2011, respectively.

The provision for loan losses was zero for the three months ended September 30, 2012 versus $5.0 million for the three months ended September 30, 2011. Net charge-offs decreased to $1.4 million for the three months ended September 30, 2012 from $5.0 million for the three months ended September 30, 2011. Costs related to foreclosed properties, including write-downs due to declining appraised values, amounted to $1.3 million for the three months ended September 30, 2012 compared to $3.2 million for the three months ended September 30, 2011. Combined credit- related costs (provision for loan losses and costs of foreclosed properties) amounted to $1.3 million for the three months ended September 30, 2012 versus $8.2 million for the three months ended September 30, 2011. Improving portfolio credit quality and a stabilizing real estate market in our operating region contributed to the improvement in credit costs.

The provision for loan losses was $572 thousand for the nine months ended September 30, 2012 compared to $11.6 million for the nine months ended September 30, 2011. Net charge offs for the nine months ended September 30, 2012 were $2.3 million, a significant decrease from the $11.6 million incurred during the nine months ended September 30, 2011. Costs related to foreclosed properties, including write-downs due to declining appraised values, amounted to $3.5 million for the nine months ended September 30, 2012 versus $6.6 million recorded for the nine months ended September 30, 2011. Combined credit- related costs amounted to $4.1 million for the nine months ended September 30, 2012 compared to $18.2 million for the nine months ended September 30, 2011. Improving portfolio credit quality and a stabilizing real estate market in our operating region contributed to the improvement in credit costs. As of September 30, 2012, the non-performing assets were $56.6 million, a 16% improvement over the $67.2 million of non-performing assets as of September 30, 2011.

Non-interest income was $16.3 million for the three months ended September 30, 2012, which is an increase of $8.6 million from the $7.7 million that was reported in the third quarter of 2011. The increase was due to high mortgage banking revenue resulting from the large volume of residential mortgage originations.  Gross revenue from the mortgage banking activities increased more than threefold, with $15.4 million recorded in the quarter ended September 30, 2012 versus $4.6 million in the quarter ended September 30, 2011. For the three months ended September 30, 2012, gross mortgage loan production volume was $742.2 million compared to $297.8 million for the three months ended September 30, 2011.

For the nine months ended September 30, 2012, non-interest income was $39.5 million, which is a $23.9 million improvement over the $15.5 million recorded in the nine months ended September 30, 2011. Increased gross mortgage banking revenue was the primary reason for the increase. For the nine months ended September 30, 2012, the gross revenue from mortgage banking activities was $35.5 million, a significant increase over the $7.9 million that was recorded in the nine months ended September 30, 2011. Mortgage loan production volume was $1.8 billion for the nine months ended September 30, 2012 versus $688.4 million for the nine months ended September 30, 2011. Additionally, the company experienced increased spreads on loans sold.

Non-interest expenses were $16.4 million for the three months ended September 30, 2012 compared to $17.8 million for the three months ended September 30, 2011. There were reductions in occupancy expense due to office consolidation and the sublet of remaining office space. Occupancy expenses were $1.8 million for the three months ended September 30, 2012 compared to $2.2 million for the three months ended September 30, 2011. Professional fees related to regulatory compliance, loan workouts, and efforts related to increasing capital levels were $973 thousand for the three months ended September 30, 2012 versus $1.3 million for the three months ended September 30, 2011. Costs related to foreclosed properties, including write-downs due to declining appraised values, amounted to $1.3 million for the three months ended September 30, 2012 compared to $3.2 million for the three months ended September 30, 2011. Amounts paid for FDIC insurance premiums remain high with $1.0 million incurred in the three months ended September 30, 2012 and $878 thousand incurred in the three months ended September 30, 2011. Corporate insurance increased during the quarter as the renewal premiums became effective in August. For the three months ended September 30, 2012 corporate insurance expense was $695 thousand compared to $388 thousand for the three months ended September 30, 2012.

For the nine months ended September 30, 2012, non-interest expenses were $46.7 million, which is an 8.1% decrease over the $50.8 million recorded in the nine months ended September 30, 2011. Costs related to foreclosed properties, including write-downs due to declining appraised values, amounted to $3.5 million for the nine months ended September 30, 2012 versus $6.6 million recorded for the nine months ended September 30, 2011. FDIC insurance premiums remain high with $3.1 million incurred in the nine months ended September 30, 2012 and $3.4 million incurred in the nine months ended September 30, 2011. Corporate insurance increased during the quarter as the renewal premiums became effective in August. Corporate insurance expense was $1.6 million for the nine months ended September 30, 2012 compared to $1.1 million for the nine months ended September 30, 2011.

Comparing balance sheet data as of September 30, 2012 and 2011, total assets increased 8% to $1.29 billion, from the prior year’s $1.20 billion. The increase is due to a $245.4 million increase in loans held for sale that resulted from the high level of mortgage banking activity.

•                  Average earning assets were $1.06 billion for the third quarter of 2012, which was a $158.8 million increase over the third quarter 2011 balance of $897.3 million. The increase was due to higher average loans held for sale that resulted from the higher mortgage banking activity.

•                  Total loans outstanding were $643.5 million as of September 30, 2012, down 13% from the $736.7 million reported in prior year. This was due to loan maturities, loan sales, and reduced portfolio loan production.

•                  Total loans held for sale were $371.6 million as of September 30, 2012, up 194% over the $126.2 million held for sale as of September 30, 2011. The increase was due to the high mortgage division production achieved in the three and nine months ended September 30, 2102. For the nine months ended September 30, 2012, gross mortgage loan production volume was $1.8 billion.

•                  The allowance for loan losses as of September 30, 2012 was $12.1 million, a decrease of 14% over the prior year’s $14.1 million. The allowance for loan losses as a percentage of total loans was 1.88% as of September 30, 2012, compared to 1.92% as of September 30, 2011.

•                  Total deposits increased 7% from $1.03 billion as of September 30, 2011 to $1.11 billion as of September 30, 2012. Money market and NOW accounts increased $20.0 million, from $131.4 million as of September 30, 2011 to $151.4 million as of September 30, 2012. Savings accounts decreased $1.1 million from $57.0 million as of September 30, 2011 to $55.9 million as of September 30, 2012. Certificates of deposit were $798.6 million as of September 30, 2012, representing an increase of $58.3 million, or 7%, from the $740.3 million as of September 30, 2011.

•                  As of September 30, 2012, 1st Mariner Bank’s capital ratios were as follows: Total Risk Based Capital     7.1%; Tier 1 Risk Based Capital 5.8%; and Leverage 4.1%.

1st Mariner Bancorp is a bank holding company with total assets of $1.29 billion.  Its wholly owned banking subsidiary, 1st Mariner Bank, operates 21 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Carroll counties in Maryland, and the City of Baltimore. 1st Mariner Mortgage, a division of 1st Mariner Bank, operates retail offices in Central Maryland, the Eastern Shore of Maryland, and portions of Northern Virginia. 1st Mariner also operates direct marketing mortgage operations in Baltimore.  1st Mariner Bancorp’s common stock is quoted on the OTC Bulletin Board under the symbol “FMAR”.  1st Mariner’s Website address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

In addition to historical information, this press release contains forward-looking statements that involve risks and uncertainties, such as statements of the Company’s plans and expectations regarding the Company’s efforts to meet regulatory capital requirements established by the Federal Reserve and the FDIC, revenue growth, anticipated expenses, profitability of mortgage banking operations, and other unknown outcomes.  The Company’s actual results could differ materially from management’s expectations.  Factors that could contribute to those differences include, but are not limited to, the Company’s ability to increase its capital levels and those of 1st Mariner Bank, volatility in the financial markets, changes in regulations applicable to the Company’s business,  its concentration in real estate lending, increased competition, changes in technology, particularly Internet banking, impact of interest rates, and the possibility of economic recession or slowdown (which could impact credit quality, adequacy of loan loss reserve and loan growth).Greater detail regarding these  factors is provided in the forward looking statements and  Risk Factors  sections included in the reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2012. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release, or in our SEC filings, which are accessible on our web site and at the SEC’s web site, www.sec.gov.

Contact:

Kevin O’Keefe

Weber Shandwick

410-558-2102

FINANCIAL HIGHLIGHTS (UNAUDITED)

First Mariner Bancorp

(Dollars in thousands, except per share data)

	For the three months ended September 30,
	2012	2011	$ Change	% Change
Summary of Earnings:
Net interest income	$8,059	$7,138	921	13%
Provision for loan losses	—	5,000	(5,000)	-100%
Noninterest income	16,280	7,720	8,560	111%
Noninterest expense	16,413	17,818	(1,405)	-8%
Net income/(loss) before income taxes	7,926	(7,960)	15,886	200%
Income tax expense/(benefit)	—	—	—	-100%
Net income/(loss)	7,926	(7,960)	15,886	200%

Profitability and Productivity:
Net interest margin	3.01%	3.13%	—	-4%
Net overhead ratio	0.04%	3.44%	—	-99%
Efficiency ratio	67.43%	119.92%	—	44%
Mortgage loan production	742,191	297,762	444,429	149%
Average deposits per branch	52,769	46,904	5,866	13%

Per Share Data:
Basic earnings per share	$0.42	$(0.42)	0.84	200%
Diluted earnings per share	$0.42	$(0.42)	0.84	200%
Book value per share	$(0.46)	$(1.14)	0.68	59%
Number of shares outstanding	18,860,482	18,860,482	—	0%
Average basic number of shares	18,860,482	18,860,482	—	0%
Average diluted number of shares	18,860,482	18,860,482	—	0%

Summary of Financial Condition:
At Period End:
Assets	$1,294,034	$1,197,661	96,373	8%
Investment Securities	45,334	22,646	22,688	100%
Loans	643,467	736,672	(93,205)	-13%
Deposits	1,108,151	1,031,878	76,273	7%
Borrowings	172,896	169,876	3,020	2%
Stockholders’ equity	(8,769)	(21,572)	12,803	59%

Average for the period:
Assets	$1,260,000	$1,148,720	111,280	10%
Investment Securities	42,913	39,458	3,455	9%
Loans	656,467	742,173	(85,706)	-12%
Deposits	1,083,428	982,071	101,357	10%
Borrowings	173,145	169,641	3,504	2%
Stockholders’ equity	(12,198)	(15,893)	3,695	-23%

Capital Ratios at period end: First Mariner Bank
Leverage	4.1%	3.4%	—	21%
Tier 1 Capital to risk weighted assets	5.8%	4.5%	—	29%
Total Capital to risk weighted assets	7.1%	5.8%	—	22%

Asset Quality Statistics and Ratios:
Net (recoveries) / charge offs	1,426	5,003	(3,577)	-71%
Non-performing assets	56,637	67,201	(10,564)	-16%
Loans past due 90 days or more and accruing	—	3,323	(3,323)	-100%
Annualized net chargeoffs to average loans	0.86%	2.67%	—	-68%
Non-performing assets to total assets	4.38%	5.61%	—	-22%
90 Days or more delinquent loans to total loans	0.00%	0.45%	—	-100%
Allowance for loan losses to total loans	1.88%	1.92%	—	-2%

FINANCIAL HIGHLIGHTS (UNAUDITED)

First Mariner Bancorp

(Dollars in thousands, except per share data)

	For the nine months ended September 30,
	2012	2011	$ Change	% Change
Summary of Earnings:
Net interest income	$22,971	$20,593	$2,378	12%
Provision for loan losses	572	11,580	(11,008)	-95%
Noninterest income	39,494	15,527	23,967	154%
Noninterest expense	46,680	50,809	(4,129)	-8%
Net income/(loss) before income taxes	15,213	(26,269)	41,482	-158%
Income tax expense/(benefit)	(205)	—	(205)	100%
Net income/(loss)	15,418	(26,269)	41,687	-159%

Profitability and Productivity:
Net interest margin	3.08%	2.94%	—	5%
Net overhead ratio	0.80%	3.88%	—	-79%
Efficiency ratio	74.73%	140.67%	—	-47%
Mortgage loan production	1,774,395	688,446	1,085,949	158%
Average deposits per branch	52,769	46,904	5,866	13%

Per Share Data:
Basic earnings per share	$0.82	$(1.41)	2.23	-158%
Diluted earnings per share	$0.82	$(1.41)	2.23	-158%
Book value per share	$(0.46)	$(1.14)	0.68	-59%
Number of shares outstanding	18,860,482	18,860,482	—	0%
Average basic number of shares	18,860,482	18,637,600	222,882	1%
Average diluted number of shares	18,860,482	18,637,600	222,882	1%

Summary of Financial Condition:
At Period End:
Assets	$1,294,034	$1,197,661	96,373	8%
Investment Securities	45,334	22,646	22,688	100%
Loans	643,467	736,672	(93,205)	-13%
Deposits	1,108,151	1,031,878	76,273	7%
Borrowings	172,896	169,876	3,020	2%
Stockholders’ equity	(8,769)	(21,572)	12,803	-59%

Average for the period:
Assets	$1,200,147	$1,216,700	(16,553)	-1%
Investment Securities	32,221	49,262	(17,041)	-35%
Loans	671,689	762,895	(91,206)	-12%
Deposits	1,031,066	1,040,840	(9,774)	-1%
Borrowings	173,150	169,698	3,452	2%
Stockholders’ equity	(18,752)	(6,692)	(12,060)	180%

Capital Ratios at period end: First Mariner Bank
Leverage	4.1%	3.4%	—	21%
Tier 1 Capital to risk weighted assets	5.8%	4.5%	—	29%
Total Capital to risk weighted assets	7.1%	5.8%	—	22%

Asset Quality Statistics and Ratios:
Net Chargeoffs	2,277	11,583	(9,306)	-80%
Non-performing assets	56,637	67,201	(10,564)	-16%
Loans past due 90 days or more and accruing	—	3,323	(3,323)	-100%
Annualized net chargeoffs to average loans	0.45%	2.03%	—	-78%
Non-performing assets to total assets	4.38%	5.61%	—	-22%
90 Days or more delinquent loans to total loans	0.00%	0.45%	—	-100%
Allowance for loan losses to total loans	1.88%	1.92%	—	-2%

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)

First Mariner Bancorp

(Dollars in thousands)

	As of September 30,
	2012	2011	$ Change	% Change
Assets:
Cash and due from banks	$78,897	$152,224	(73,327)	-48%
Interest-bearing deposits	32,311	34,440	(2,129)	-6%
Available-for-sale investment securities, at fair value	45,334	22,646	22,688	100%
Loans held for sale	371,554	126,191	245,363	194%
Loans receivable	643,467	736,672	(93,205)	-13%
Allowance for loan losses	(12,096)	(14,112)	2,016	-14%
Loans, net	631,371	722,560	(91,189)	-13%
Real estate acquired through foreclosure	19,978	24,739	(4,761)	-19%
Restricted stock investments, at cost	6,829	6,969	(140)	-2%
Premises and equipment, net	37,534	38,927	(1,393)	-4%
Accrued interest receivable	4,015	3,848	167	4%
Bank owned life insurance	38,332	37,172	1,160	3%
Prepaid expenses and other assets	27,879	27,945	(66)	0%
Total Assets	$1,294,034	$1,197,661	96,373	8%

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits	$1,108,151	$1,031,878	76,273	7%
Borrowings	120,828	117,808	3,020	3%
Junior subordinated deferrable interest debentures	52,068	52,068	—	0%
Accrued expenses and other liabilities	21,756	17,479	4,277	24%
Total Liabilities	1,302,803	1,219,233	83,570	7%

Stockholders’ Equity
Common Stock	939	939	—	0%
Additional paid-in-capital	80,006	80,102	(96)	0%
Retained earnings	(88,036)	(99,479)	11,443	12%
Accumulated other comprehensive loss	(1,678)	(3,134)	1,456	46%
Total Stockholders Equity	(8,769)	(21,572)	12,803	59%
Total Liabilities and Stockholders’ Equity	$1,294,034	$1,197,661	96,373	8%

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

First Mariner Bancorp

(Dollars in thousands)

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2012	2011	2012	2011
Interest Income:
Loans	$11,567	$11,222	$33,644	$33,867
Investments and interest-bearing deposits	352	455	1,063	1,651
Total Interest Income	11,919	11,677	34,707	35,518

Interest Expense:
Deposits	2,898	3,626	8,857	12,217
Borrowings	962	913	2,879	2,708
Total Interest Expense	3,860	4,539	11,736	14,925

Net Interest Income Before Provision for Loan Losses	8,059	7,138	22,971	20,593

Provision for Loan Losses	—	5,000	572	11,580

Net Interest Income After Provision for Loan Losses	8,059	2,138	22,399	9,013

Noninterest Income:
Total other-than-temporary impairment (“OTTI”) charges	—	(299)	81	(327)
Less: Portion included in other comprehensive income	—	(382)	(541)	(491)
Net OTTI charges on securities available for sale	—	(681)	(460)	(818)
Mortgage banking revenue	15,384	4,609	35,450	7,942
ATM Fees	649	755	2,067	2,314
Service fees on deposits	623	717	1,927	2,194
Gain on sale of securities available for sale	—	781	—	781
Gain / (loss) on sale of assets	(949)	4	(1,271)	4
Commissions on sales of nondeposit investment products	62	75	211	347
Income from bank owned life insurance	273	316	853	984
Other	238	1,144	717	1,779
Total Noninterest Income	16,280	7,720	39,494	15,527

Noninterest Expense:
Salaries and employee benefits	6,107	5,874	17,438	18,003
Occupancy	1,835	2,202	6,343	6,407
Furniture, fixtures and equipment	332	426	1,018	1,357
Professional services	973	1,260	2,085	3,742
Advertising and marketing	189	220	609	470
Data processing	403	393	1,237	1,237
ATM servicing expenses	225	217	678	655
Costs of other real estate owned	1,325	3,218	3,539	6,635
FDIC insurance premiums	1,009	878	3,131	3,390
Service and maintenance	644	595	1,799	1,872
Corporate insurance	695	388	1,571	1,069
Other	2,676	2,147	7,232	5,972
Total Noninterest Expense	16,413	17,818	46,680	50,809

Net income/(loss) before income taxes	7,926	(7,960)	15,213	(26,269)
Income tax expense/(benefit)	—	—	(205)	—

Net income/(loss)	$7,926	$(7,960)	$15,418	$(26,269)

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)

First Mariner Bancorp

(Dollars in thousands)

	For the three months ended September 30,
	2012		2011
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$50,483	5.22%	$60,831	5.23%
Commercial Mortgages	298,291	5.72%	335,168	5.99%
Commercial Construction	51,819	5.43%	55,560	5.79%
Consumer Residential Construction	18,134	4.73%	22,310	4.89%
Residential Mortgages	114,369	5.04%	127,694	5.31%
Consumer	123,371	4.27%	140,610	4.51%
Total Loans	656,467	5.24%	742,173	5.48%

Loans held for sale	320,860	3.54%	73,263	4.88%
Trading and available for sale securities, at fair value	42,913	2.75%	39,458	3.78%
Interest bearing deposits	28,996	0.79%	35,378	0.93%
Restricted stock investments, at cost	6,857	0.00%	6,997	0.00%

Total earning assets	1,056,093	4.47%	897,269	5.14%

Allowance for loan losses	(13,292)		(15,246)
Cash and other non earning assets	217,199		266,697

Total Assets	$1,260,000		$1,148,720

Liabilities and Stockholders’ Equity:
Interest bearing deposits
NOW deposits	6,182	0.89%	6,506	0.03%
Savings deposits	58,949	0.19%	56,690	0.20%
Money market deposits	143,358	0.55%	126,202	0.57%
Time deposits	774,722	1.36%	689,805	1.96%
Total interest bearing deposits	983,211	1.17%	879,202	1.64%

Borrowings	173,145	2.21%	169,641	2.13%

Total interest bearing liabilities	1,156,356	1.33%	1,048,843	1.72%

Noninterest bearing demand deposits	100,217		102,868
Other liabilities	15,625		12,901
Stockholders’ Equity	(12,198)		(15,893)

Total Liabilities and Stockholders’ Equity	$1,260,000		$1,148,720

Net Interest Spread		3.14%		3.42%

Net Interest Margin		3.01%		3.13%

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)

First Mariner Bancorp

(Dollars in thousands)

	For the nine months ended September 30,
	2012		2011
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$52,000	5.13%	$65,160	5.32%
Commercial Mortgages	306,833	5.80%	339,574	6.08%
Commercial Construction	53,181	5.55%	56,160	5.56%
Consumer Residential Construction	16,909	4.35%	24,198	4.86%
Residential Mortgages	116,784	5.41%	133,615	5.22%
Consumer	125,982	4.33%	144,188	4.52%
Total Loans	671,689	5.35%	762,895	5.49%

Loans held for sale	234,187	3.67%	65,250	4.54%
Trading and available for sale securities, at fair value	32,221	3.64%	49,262	3.50%
Interest bearing deposits	36,756	0.67%	37,134	1.29%
Restricted stock investments, at cost	6,969	0.00%	7,046	0.00%

Total earning assets	981,822	4.68%	921,588	5.11%

Allowance for loan losses	(13,643)		(14,532)
Cash and other non earning assets	231,968		309,644

Total Assets	$1,200,147		$1,216,700

Liabilities and Stockholders’ Equity:
Interest bearing deposits
NOW deposits	5,921	0.95%	6,353	0.07%
Savings deposits	58,273	0.19%	57,972	0.20%
Money market deposits	134,924	0.54%	128,747	0.57%
Time deposits	730,773	1.50%	743,496	2.08%
Total interest bearing deposits	929,891	1.27%	936,568	1.74%

Borrowings	173,150	2.22%	169,698	2.13%

Total interest bearing liabilities	1,103,041	1.42%	1,106,265	1.80%

Noninterest bearing demand deposits	101,175		104,272
Other liabilities	14,684		12,853
Stockholders’ Equity	(18,752)		(6,692)

Total Liabilities and Stockholders’ Equity	$1,200,148		$1,216,700

Net Interest Spread		3.26%		3.30%

Net Interest Margin		3.08%		2.94%